NUTRASTAR INTERNATIONAL INC.
4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People's Republic of China

February 20, 2016

David Chong
27 Sembawang Hills Drive,
Singapore 575905

Dear Mr. Chong:

This will confirm the terms of your employment with Nutrastar International Inc. (the “Company”) as of the date hereof.

1.     Duties. Your job title is Treasurer of the Company, reporting to the Company’s Board of Directors (the “Board”). You agree to perform the duties that are customarily related to this position as set forth in the Company’s constituent instruments, including its Articles of Incorporation, Bylaws and its corporate governance policies or otherwise as may be determined and assigned by the Board. During your employment by Company, you shall not engage in any activity or have any business interest which in any manner interferes with the proper performance of your duties, conflicts with the interest of Company or brings into disrepute the business reputation of Company.

2.     Compensation. Commencing on the date hereof, you will be entitled to receive an initial annual base salary of $30,000, payable on a monthly basis in arrears in equal monthly installments of $2,500 or otherwise in accordance with the payroll practice determined by the Board. The amount of any monthly installments shall be pro rated on a daily basis for any month in which you serve for less than the full month. Your compensation will be reviewed by the Board from time to time according to the Company’s policies. All reasonable business expenses that are appropriately documented by you and incurred in the ordinary course of business of the Company will be reimbursed in accordance with the Company’s standard policies and procedures.

3.     Incentive Compensation. You will be eligible to participate in such annual performance bonus plans as may be established by the Company from time to time for similarly situated employees, subject to the terms and conditions established by the Company for such bonus plans. Any such bonuses will be determined by the Board based on the achievement of goals and milestones established by the Company in its sole discretion, and the Company in its sole discretion may amend or terminate any such bonus plans at any time.

4.     Equity Awards. You will be entitled to participate in the Company’s 2009 equity incentive plan that has been adopted by the Board (the “Plan”). Prior to the grant of any equity award under the Plan, you should enter into an equity award agreement of the Company under the Plan and be subject to the terms and provisions of such agreement and the Plan.

5.     Adjustments and Changes in Employment Status. The Company reserves the right to make personnel decisions regarding your employment, including but not limited to decisions regarding any transfers or other changes in duties or assignments, changes in your salary and other compensation, changes in benefits and changes in Company policies or procedures.

6.     At-Will Employment. Your employment with the Company is “at-will.” In other words, with a 10-day notice, either you or the Company can terminate your employment at any time for any reason, with or without cause and without liability, except as expressly set forth in this letter. The Company shall be obligated to pay you the compensation and expenses due up to the date of termination.

7.     Non-competition. During the term of your employment by Company and for a period of twenty-four months following the termination of your employment (the “Restricted Period”), whether voluntary or involuntary, you shall not, directly or indirectly, in any manner whatsoever engage in any capacity with any business competitive with the Company’s current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the “Company’s Business”) for your own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate, including without limitation, soliciting customers or business patronage which results in competition with the Company’s Business or approaching or attempting to induce any person who is then in the employ of Company to leave the employ of Company or employ or attempt to employ any person who was in the employ of Company at any time during the prior twelve months. The geographic limitation to this Section 7 is anywhere within the territory where the Company does business during the Restricted Period.

8.     Confidentiality. At all times during your employment with the Company, you will maintain the confidentiality of all information and materials which are confidential or proprietary to the Company. All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of the Company or its affiliates, including, without limitation, all records relating to customers (the “Documents”), whether prepared by you or otherwise coming into your possession, shall remain the exclusive property of the Company or such affiliates and shall not be removed from the premises of the Company or its affiliates under any circumstances whatsoever unless the Documents are being removed by you in context of performing the services required herein. Upon termination of your employment, you agree to deliver promptly to the Company all Documents in your possession or under the control of you. The provisions of this Section 8 shall survive the termination, for any reason, of this agreement.

9.     Taxes. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes and all other deductions required by law. You acknowledge that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or the Board related to tax liabilities arising from your compensation.

10.    No Conflicting Obligations. By execution of this letter, you represent and warrant that your performance of this agreement does not and will not breach any agreement you have entered into, or will enter into, with any other party. You agree not to enter into any written or oral agreement that conflicts with this letter.

11.    Notices. Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing (including facsimile transmissions and electronic mail) or confirmed in writing (including facsimile transmissions and electronic mail) and (unless provided otherwise) shall be effective when received at the respective address of the parties specified in this letter (or to such other address as the party shall have furnished in accordance with the provisions of this Section 11).

12.    Integrated Agreement. This letter supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to its subject matter. Likewise, this letter will constitute the full, complete and exclusive agreement between you and the Company with respect to its subject matter. This agreement may only be changed by a writing, signed by you and an authorized representative of the Company. The waiver by either party of the breach of any proviso of this agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

13.    Severability. If any term of this letter is held to be invalid, void or unenforceable, the remainder of the terms herein will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternative way to achieve the same result.

14.    Governing Law. The terms of this letter and the resolution of any dispute as to the meaning, effect, performance or validity of this letter or arising out of, related to, or in any way connected with, this letter, your employment with the Company or any other relationship between you and the Company (a “Dispute”) will be governed by the laws of Nevada, without giving effect to the principles of conflict of laws.

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To confirm your agreement with and acceptance of these terms, please sign one copy of this letter and return it to me. The other copy is for your records.

Sincerely,

NUTRASTAR INTERNATIONAL INC.

By:	/s/ Richard E. Fearon
Name: Richard E. Fearon
Title: Director

Agreed and accepted as
of the date written above:

/s/ David Chong
DAVID CHONG